Press Release

Mimi L. Carsley | Chief Financial Officer | mcarsley@jackhenry.com

FOR IMMEDIATE RELEASE
Jack Henry & Associates, Inc. Reports Second Quarter Fiscal 2024 Results
Second quarter summary:
•     GAAP revenue increased 8.0% and GAAP operating income increased 10.8% for the fiscal three months ended December 31, 2023, compared to the prior fiscal year quarter.
•     Non-GAAP adjusted revenue increased 8.4% and non-GAAP adjusted operating income increased 14.4% for the fiscal three months ended December 31, 2023, compared to the prior fiscal year quarter.1
▪     GAAP EPS was $1.26 per diluted share for the fiscal three months ended December 31, 2023, compared to $1.10 in the prior fiscal year quarter.
Fiscal year-to-date summary:
•     GAAP revenue increased 8.0% and GAAP operating income increased 1.4% for the fiscal six months ended December 31, 2023, compared to the prior fiscal year period.
•     Non-GAAP adjusted revenue increased 8.1% and non-GAAP adjusted operating income increased 13.6% for the fiscal six months ended December 31, 2023, compared to the prior fiscal year period.1
▪     GAAP EPS was $2.65 per diluted share for the fiscal six months ended December 31, 2023, compared to $2.56 in the prior fiscal year period.
▪     Cash was $27 million at December 31, 2023, and $26 million at December 31, 2022.
▪     Debt related to credit facilities was $255 million at December 31, 2023, and $275 million at December 31, 2022.

Full year fiscal 2024 guidance:2

	Current		Previous
GAAP	Low	High	Low	High
Revenue updated	$2,215	$2,228	$2,211	$2,232
Operating margin	21.8%	21.9%	21.8%	21.9%
EPS updated	$5.09	$5.13	$4.98	$5.04

Non-GAAP[3]
Adjusted revenue updated	$2,197	$2,210	$2,193	$2,214
Adjusted operating margin updated	22.3%	22.3%	22.2%	22.3%

Fiscal 2024 YTD Revenue		Fiscal 2024 YTD Operating Income		Fiscal 2024 YTD Net Income

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
increased	increased	increased	increased	increased	increased
8.0%	8.1%	1.4%	13.6%	3.4%	16.8%

Second Qtr Revenue		Second Qtr Operating Income		Fiscal 2024 YTD EBITDA

GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]	Non-GAAP[4]
increased	increased	increased	increased	increased
8.0%	8.4%	10.8%	14.4%	10.7%

Monett, MO, February 6, 2024 - Jack Henry & Associates, Inc. (Nasdaq: JKHY), a leading financial technology provider, today announced results for the fiscal second quarter ended December 31, 2023.

1 See tables below on page 4 reconciling non-GAAP financial measures to GAAP.
2 The full year guidance assumes no acquisitions are made during fiscal year 2024.
3 See tables below on page 9 reconciling fiscal year 2024 GAAP to non-GAAP guidance.
4 See table below on page 15 reconciling net income to non-GAAP EBITDA.

1

According to David Foss, Board Chair and CEO, “We are very pleased to report overall strong performance for the second quarter of our fiscal year. We had a record second quarter for sales bookings and replenished our robust sales pipeline. We continue to see strong interest in our broad array of innovative solutions and differentiated technology modernization strategy. We remain very well positioned in the industry through our unwavering focus on helping community and regional financial institutions compete and meet the evolving needs of their accountholders by delivering modern solutions, seamless execution, and exceptional service.”

Operating Results
Revenue, operating expenses, operating income, and net income for the three and six months ended December 31, 2023, compared to the three and six months ended December 31, 2022, were as follows (all dollar amounts in this section are in thousands, except per share amounts):

Revenue
(Unaudited, In Thousands)	Three Months Ended December 31,		% Change	Six Months Ended December 31,		% Change
	2023	2022		2023	2022
Revenue
Services and Support	$311,992	$290,700	7.3%	$654,197	$610,849	7.1%
Percentage of Total Revenue	57.2%	57.5%		58.6%	59.0%
Processing	233,709	214,614	8.9%	462,872	423,667	9.3%
Percentage of Total Revenue	42.8%	42.5%		41.4%	41.0%
REVENUE	$545,701	$505,314	8.0%	$1,117,069	$1,034,516	8.0%

•Services and support revenue increased for the three months ended December 31, 2023, primarily driven by growth in data processing and hosting revenue of 11.0%. Another driver was the increase in user group revenue due to the timing of the user group meetings this year compared to the prior year. Processing revenue increased for the three months ended December 31, 2023, primarily driven by growth in Jack Henry digital revenue (including Banno) and card revenue of 29.6% and 5.6%, respectively. Other drivers were increases in remote capture and ACH, other processing, and payment processing revenues.
•Services and support revenue increased for the six months ended December 31, 2023, primarily driven by growth in data processing and hosting revenue of 10.7%. Other drivers were increases in software usage and hardware revenues. Processing revenue increased for the six months ended December 31, 2023, primarily driven by growth in card and Jack Henry digital (including Banno) revenues of 5.6% and 28.5%, respectively. Other drivers were increases in other processing, payment processing, and remote capture and ACH revenues.
•For the three months ended December 31, 2023, core segment revenue increased 7.9%, payments segment revenue increased 6.5%, complementary segment revenue increased 7.3%, and corporate and other segment revenue increased 30.9%. Non-GAAP adjusted core segment revenue increased 8.1%, non-GAAP adjusted payments segment revenue increased 6.4%, non-GAAP adjusted complementary segment revenue increased 8.6%, and non-GAAP adjusted corporate and other segment revenue increased 30.8% (see revenue lines of segment break-out tables on pages 5 and 6 below).
•For the six months ended December 31, 2023, core segment revenue increased 7.7%, payments segment revenue increased 6.7%, complementary segment revenue increased 8.0%, and corporate and other segment revenue increased 22.7%. Non-GAAP adjusted core segment revenue increased 7.9%, non-GAAP adjusted payments segment revenue increased 6.2%, non-GAAP adjusted complementary segment revenue increased 8.6%, and non-GAAP adjusted corporate and other segment revenue increased 22.7% (see revenue lines of segment break-out tables on pages 7 and 8 below).

2

Operating Expenses and Operating Income
(Unaudited, In Thousands)	Three Months Ended December 31,		% Change	Six Months Ended December 31,		% Change
	2023	2022		2023	2022
Cost of Revenue	$320,979	$304,589	5.4%	$643,981	$602,849	6.8%
Percentage of Total Revenue[5]	58.8%	60.3%		57.6%	58.3%
Research and Development	35,478	36,561	(3.0)%	72,370	69,554	4.0%
Percentage of Total Revenue[5]	6.5%	7.2%		6.5%	6.7%
Selling, General, and Administrative	70,277	56,788	23.8%	149,051	114,013	30.7%
Percentage of Total Revenue[5]	12.9%	11.2%		13.3%	11.0%
OPERATING EXPENSES	426,734	397,938	7.2%	865,402	786,416	10.0%

OPERATING INCOME	$118,967	$107,376	10.8%	$251,667	$248,100	1.4%
Operating Margin[5]	21.8%	21.2%		22.5%	24.0%
•Cost of revenue increased for the three months ended December 31, 2023, primarily due to higher direct costs consistent with increases in the related revenue, increased internal licenses and fees, and higher personnel costs due to an increase in employee headcount in the trailing twelve months. Cost of revenue increased for the six months ended December 31, 2023, primarily due to higher direct costs consistent with increases in the related revenue, higher personnel costs due to an increase in employee headcount in the trailing twelve months, and increased internal licenses and fees.
•Research and development expense decreased for the three months ended December 31, 2023, primarily due to lower personnel costs (net of capitalized personnel costs) from a decrease in employee headcount in the trailing twelve months. Research and development expense increased for the six months ended December 31, 2023, primarily due to higher personnel costs (net of capitalized personnel costs) related to the Payrailz, LLC ("Payrailz") acquisition6 and Jack Henry Platform.
•Selling, general, and administrative expense increased for the three months ended December 31, 2023, primarily due to higher personnel costs from increased medical insurance and commissions, increased travel and entertainment, and meeting expenses, both related to user group meetings during the current quarter. Selling, general, and administrative expense increased for the six months ended December 31, 2023, primarily due to higher personnel costs from the voluntary employee departure incentive payment (VEDIP) program7 of $16,443,7 and a decrease in the gain on sale of assets, net, period over period.
Net Income

(Unaudited, In Thousands, Except Per Share Data)	Three Months Ended December 31,		% Change	Six Months Ended December 31,		% Change
	2023	2022		2023	2022
Income Before Income Taxes	$120,223	$105,210	14.3%	$253,471	$244,510	3.7%
Provision for Income Taxes	28,258	24,435	15.6%	59,827	57,186	4.6%
NET INCOME	$91,965	$80,775	13.9%	$193,644	$187,324	3.4%
Diluted earnings per share	$1.26	$1.10	14.1%	$2.65	$2.56	3.6%
•Effective tax rates for the three months ended December 31, 2023, and 2022 were 23.5% and 23.2%, respectively. Effective tax rates for the six months ended December 31, 2023, and 2022 were 23.6% and 23.4%, respectively.

According to Mimi Carsley, CFO and Treasurer, “Our solid second quarter results began with 8% non-GAAP revenue growth driven by sustained demand for our private cloud and processing services. As a consequence of that strong organic revenue growth and the SaaS nature of our business, non-GAAP operating income grew over 14%.”

5 Operating margin is calculated by dividing operating income by revenue. Operating margin plus operating expense components as a percentage of total revenue may not equal 100% due to rounding.
6 On August 31, 2022, the Company acquired all the equity interest in Payrailz.
7 The VEDIP program was a voluntary separation program offered by the Company to certain eligible employees beginning in July 2023.

3

Impact of Non-GAAP Adjustments
The tables below show our revenue, operating income, and net income (in thousands) for the three and six months ended December 31, 2023, compared to the three and six months ended December 31, 2022, excluding the impacts of deconversions, acquisitions, the VEDIP program expense,* and the gain on sale of assets, net.

On August 31, 2022, the Company acquired all the equity interest in Payrailz (the "acquisition"). Payrailz related revenue, operating expenses, operating income, and net income excluded in the tables below in the column for the six months ended December 31, 2023, include Payrailz activity for the first two months of the fiscal year only.

(Unaudited, In Thousands)	Three Months Ended December 31,		% Change	Six Months Ended December 31,		% Change
	2023	2022		2023	2022

GAAP Revenue	$545,701	$505,314	8.0%	$1,117,069	$1,034,516	8.0%

Adjustments:
Deconversion revenue	(4,882)	(6,380)		(9,018)	(10,899)
Revenue from acquisition	—	—		(1,945)	—

NON-GAAP ADJUSTED REVENUE	$540,819	$498,934	8.4%	$1,106,106	$1,023,617	8.1%

GAAP Operating Income	$118,967	$107,376	10.8%	$251,667	$248,100	1.4%

Adjustments:
Operating income from deconversions	(3,803)	(5,463)		(7,558)	(9,330)
Operating loss from acquisition	—	—		2,237	—
VEDIP program expense*	—	—		16,443	—
Gain on sale of assets, net	—	(1,207)		—	(7,383)

NON-GAAP ADJUSTED OPERATING INCOME	$115,164	$100,706	14.4%	$262,789	$231,387	13.6%
Non-GAAP Adjusted Operating Margin**	21.3%	20.2%		23.8%	22.6%

GAAP Net Income	$91,965	$80,775	13.9%	$193,644	$187,324	3.4%

Adjustments:
Net income from deconversions	(3,803)	(5,463)		(7,558)	(9,330)
VEDIP program expense*	—	—		16,443	—
Net loss from acquisition	—	—		4,656	—
Gain on sale of assets, net	—	(1,207)		—	(7,383)
Tax impact of adjustments***	913	1,600		(3,250)	4,011

NON-GAAP ADJUSTED NET INCOME	$89,075	$75,705	17.7%	$203,935	$174,622	16.8%
*The VEDIP program expense for the six months ended December 31, 2023, was related to a voluntary separation program offered by the Company to certain eligible employees beginning in July 2023.
**Non-GAAP adjusted operating margin is calculated by dividing non-GAAP adjusted operating income by non-GAAP adjusted revenue.
***The tax impact of adjustments is calculated using a tax rate of 24% for the three and six months periods of 2023 and for the three and six month periods of 2022. Our tax rate for non-GAAP adjustment items takes a broad look at our recurring tax adjustments and applies them to non-GAAP revenue that does not have its own specific tax impacts.

4

The tables below show the segment break-out of revenue and cost of revenue for each period presented, as adjusted for the items above, and include a reconciliation to non-GAAP adjusted operating income presented above.

	Three Months Ended December 31, 2023
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$165,601	$203,839	$152,466	$23,795	$545,701
Non-GAAP adjustments*	(1,929)	(1,555)	(1,355)	(43)	(4,882)
NON-GAAP ADJUSTED REVENUE	163,672	202,284	151,111	23,752	540,819

GAAP COST OF REVENUE	69,370	111,623	64,023	75,963	320,979
Non-GAAP adjustments*	(321)	(51)	(249)	—	(621)
NON-GAAP ADJUSTED COST OF REVENUE	69,049	111,572	63,774	75,963	320,358

GAAP SEGMENT INCOME	$96,231	$92,216	$88,443	$(52,168)
Segment Income Margin**	58.1%	45.2%	58.0%	(219.2)%

NON-GAAP ADJUSTED SEGMENT INCOME	$94,623	$90,712	$87,337	$(52,211)
Non-GAAP Adjusted Segment Income Margin**	57.8%	44.8%	57.8%	(219.8)%

Research and Development					35,478
Selling, General, and Administrative					70,277
Non-GAAP adjustments unassigned to a segment***					(458)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					425,655

NON-GAAP ADJUSTED OPERATING INCOME					$115,164
*Revenue non-GAAP adjustments for all segments were deconversion revenue. Cost of revenue non-GAAP adjustments for all. segments were deconversion costs.
**Segment income margin is calculated by dividing segment income by revenue. Non-GAAP adjusted segment income margin is calculated by dividing non-GAAP adjusted segment income by non-GAAP adjusted revenue.
***Non-GAAP adjustments unassigned to a segment were deconversion costs.

5

	Three Months Ended December 31, 2022
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$153,539	$191,477	$142,121	$18,177	$505,314
Non-GAAP adjustments*	(2,115)	(1,336)	(2,914)	(15)	(6,380)
NON-GAAP ADJUSTED REVENUE	151,424	190,141	139,207	18,162	498,934

GAAP COST OF REVENUE	66,666	107,413	58,944	71,566	304,589
Non-GAAP adjustments*	(277)	(95)	(174)	(9)	(555)
NON-GAAP ADJUSTED COST OF REVENUE	66,389	107,318	58,770	71,557	304,034

GAAP SEGMENT INCOME	$86,873	$84,064	$83,177	$(53,389)
Segment Income Margin	56.6%	43.9%	58.5%	(293.7)%

NON-GAAP ADJUSTED SEGMENT INCOME	$85,035	$82,823	$80,437	$(53,395)
Non-GAAP Adjusted Segment Income Margin	56.2%	43.6%	57.8%	(294.0)%

Research and Development					36,561
Selling, General, and Administrative					56,788
Non-GAAP adjustments unassigned to a segment**					845
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					398,228

NON-GAAP ADJUSTED OPERATING INCOME					$100,706
*Revenue non-GAAP adjustments were all deconversion revenues. Cost of revenue non-GAAP adjustments were all related to deconversions.
**Non-GAAP adjustments unassigned to a segment were deconversion costs of $362 and the gain on sale of assets, net, of $1,207.

6

	Six Months Ended December 31, 2023
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$352,041	$403,195	$313,833	$48,000	$1,117,069
Non-GAAP adjustments*	(3,595)	(4,505)	(2,806)	(57)	(10,963)
NON-GAAP ADJUSTED REVENUE	348,446	398,690	311,027	47,943	1,106,106

GAAP COST OF REVENUE	145,296	220,449	126,298	151,938	643,981
Non-GAAP adjustments*	(425)	(3,411)	(367)	(21)	(4,224)
NON-GAAP ADJUSTED COST OF REVENUE	144,871	217,038	125,931	151,917	639,757

GAAP SEGMENT INCOME	$206,745	$182,746	$187,535	$(103,938)
Segment Income Margin	58.7%	45.3%	59.8%	(216.5)%

NON-GAAP ADJUSTED SEGMENT INCOME	$203,575	$181,652	$185,096	$(103,974)
Non-GAAP Adjusted Segment Income Margin	58.4%	45.6%	59.5%	(216.9)%

Research and Development					72,370
Selling, General, and Administrative					149,051
Non-GAAP adjustments unassigned to a segment**					(17,861)
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					843,317

NON-GAAP ADJUSTED OPERATING INCOME					$262,789
*Revenue non-GAAP adjustments for the Core, Complementary, and Corporate and Other segments were deconversion revenue. Revenue non-GAAP adjustments for the Payments segment were deconversion revenue of $(2,560) and acquisition revenue of $(1,945). Cost of revenue non-GAAP adjustments for the Core and Complementary.segments were deconversion costs. Cost of revenue non-GAAP adjustments for the Payments and Corporate and Other segments were deconversion costs of $(98) and $(1), respectively, and acquisition costs of $(3,313) and $(20), respectively.
**Non-GAAP adjustments unassigned to a segment were VEDIP expenses of $(16,443), acquisition costs of $(848), and deconversion costs of $(570).

7

	Six Months Ended December 31, 2022
(Unaudited, In Thousands)	Core	Payments	Complementary	Corporate and Other	Total
GAAP REVENUE	$326,853	$378,010	$290,539	$39,114	$1,034,516
Non-GAAP adjustments*	(3,933)	(2,771)	(4,149)	(46)	(10,899)
NON-GAAP ADJUSTED REVENUE	322,920	375,239	286,390	39,068	1,023,617

GAAP COST OF REVENUE	137,270	207,965	117,049	140,565	602,849
Non-GAAP adjustments*	(418)	(159)	(372)	(16)	(965)
NON-GAAP ADJUSTED COST OF REVENUE	136,852	207,806	116,677	140,549	601,884

GAAP SEGMENT INCOME	$189,583	$170,045	$173,490	$(101,451)
Segment Income Margin	58.0%	45.0%	59.7%	(259.4)%

NON-GAAP ADJUSTED SEGMENT INCOME	$186,068	$167,433	$169,713	$(101,481)
Non-GAAP Adjusted Segment Income Margin	57.6%	44.6%	59.3%	(259.8)%

Research and Development					69,554
Selling, General, and Administrative					114,013
Non-GAAP adjustments unassigned to a segment**					6,779
NON-GAAP TOTAL ADJUSTED OPERATING EXPENSES					792,230

NON-GAAP ADJUSTED OPERATING INCOME					$231,387
*Revenue non-GAAP adjustments for all segments were deconversion revenue. Cost of revenue non-GAAP adjustments for all segments were deconversion costs.
**Non-GAAP adjustments unassigned to a segment were deconversion costs of $(604) and the gain on sale of assets, net, of $7,383.

8

The table below shows our GAAP to non-GAAP guidance for the fiscal year ending June 30, 2024. Non-GAAP guidance excludes the impacts of deconversion revenue and related operating expenses, acquisition revenue and costs related to the August 31, 2022, Payrailz acquisition,* costs related to the July 2023 VEDIP program, and assumes no acquisitions or dispositions are made during fiscal year 2024.

GAAP to Non-GAAP GUIDANCE (In Millions, except per share data)	Annual FY24**
	Low	High
GAAP REVENUE	$2,215	$2,228
Growth	6.6%	7.2%
Deconversions***	16	16
Acquisition	2	2
NON-GAAP ADJUSTED REVENUE**	$2,197	$2,210
Non-GAAP Adjusted Growth	7.4%	8.0%

GAAP OPERATING EXPENSES	$1,731	$1,740
Growth	8.4%	9.0%
Deconversion costs***	3	3
Acquisition costs	4	4
VEDIP Program****	16	16
NON-GAAP ADJUSTED OPERATING EXPENSES**	$1,708	$1,717
Non-GAAP Adjusted Growth	6.9%	7.5%

GAAP OPERATING INCOME	$484	$488
Growth	0.7%	1.5%

GAAP OPERATING MARGIN	21.8%	21.9%

NON-GAAP ADJUSTED OPERATING INCOME**	$490	$494
Non-GAAP Adjusted Growth	9.1%	10.0%

NON-GAAP ADJUSTED OPERATING MARGIN	22.3%	22.3%

GAAP EPS	$5.09	$5.13
Growth	1.4%	2.2%
*Excluded acquisition revenue and costs are for the first two months of the fiscal year only (see "Impact of Non-GAAP Adjustments") on page 4.
**GAAP to Non-GAAP revenue, operating expenses, and operating income may not foot due to rounding.
***Deconversion revenue and related operating expenses are based on actual results for the six months ended December 31, 2023 and estimates for the remainder of fiscal year 2024 based on the lowest actual recent historical results. See the Company’s Form 8-K filed with the Securities and Exchange Commission on January 29, 2024.
****This cost relates to the group of employees who participated in a VEDIP program offered by the Company in July 2023 to certain employees of a specified minimum age who had reached a specified minimum number of years of service with the Company.

9

Balance Sheet and Cash Flow Review

•At December 31, 2023, cash and cash equivalents increased to $27 million from $26 million at December 31, 2022.
•Trade receivables totaled $271 million at December 31, 2023, compared to $246 million at December 31, 2022.
•The Company had $255 million of borrowings at December 31, 2023 compared to $275 million of borrowings at December 31, 2022.
•Total deferred revenue decreased to $269 million at December 31, 2023, compared to $285 million a year ago.
•Stockholders' equity increased to $1,724 million at December 31, 2023, compared to $1,511 million a year ago.

*See table below for Net Cash Provided by Operating Activities and on page 15 for Return on Average Shareholders’ Equity. Tables reconciling the non-GAAP measures Free Cash Flow and Return on Invested Capital (ROIC) to GAAP measures are also on page 15. See the Use of Non-GAAP Financial Information section below for the definitions of Free Cash Flow and ROIC.

The following table summarizes net cash from operating activities:

(Unaudited, In Thousands)	Six Months Ended December 31,
	2023	2022
Net income	$193,644	$187,324
Depreciation	23,765	24,766
Amortization	75,366	68,946
Change in deferred income taxes	(16,532)	(27,611)
Other non-cash expenses	15,693	7,304
Change in receivables	90,702	102,672
Change in deferred revenue	(130,529)	(125,433)
Change in other assets and liabilities	(13,437)	(47,257)
NET CASH FROM OPERATING ACTIVITIES	$238,672	$190,711

10

The following table summarizes net cash from investing activities:

(Unaudited, In Thousands)	Six Months Ended December 31,
	2023	2022
Payment for acquisitions, net of cash acquired*	$—	$(229,628)
Capital expenditures	(24,458)	(17,376)
Proceeds from dispositions	878	27,885
Purchased software	(2,971)	(1,027)
Computer software developed	(83,408)	(81,046)
Purchase of investments	(1,000)	—
NET CASH FROM INVESTING ACTIVITIES	$(110,959)	$(301,192)
*During first quarter fiscal 2023, the Company completed its acquisition of Payrailz.

The following table summarizes net cash from financing activities:

(Unaudited, In Thousands)	Six Months Ended December 31,
	2023	2022
Borrowings on credit facilities*	$220,000	$365,000
Repayments on credit facilities and financing leases	(240,000)	(205,042)
Purchase of treasury stock	(20,000)	—
Dividends paid	(75,722)	(71,454)
Net cash from issuance of stock and tax related to stock-based compensation	2,475	(1,047)
NET CASH FROM FINANCING ACTIVITIES	$(113,247)	$87,457
*The Company's acquisition of Payrailz during first quarter fiscal 2023 was primarily funded by new borrowings under the Company's credit facilities.

Use of Non-GAAP Financial Information
Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting in the United States. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, we have provided certain non-GAAP financial measures, including adjusted revenue, adjusted operating income, adjusted segment income, adjusted cost of revenue, adjusted operating expenses, adjusted operating margin, adjusted segment income margin, non-GAAP earnings before interest, taxes, depreciation, and amortization (non-GAAP EBITDA), free cash flow, return on invested capital (ROIC), and non-GAAP adjusted net income.

11

We believe non-GAAP financial measures help investors better understand the underlying fundamentals and true operations of our business. Adjusted revenue, adjusted operating income, adjusted operating margin, adjusted segment income, adjusted segment income margin, adjusted cost of revenue, adjusted operating expenses, and adjusted net income eliminate one-time deconversion revenue and associated costs, the effects of acquisitions and divestitures, the VEDIP program expense, and the gain on sale of assets, net, all of which management believes are not indicative of the Company's operating performance. Such adjustments give investors further insight into our performance. Non-GAAP EBITDA is defined as net income attributable to the Company before the effect of interest expense, taxes, depreciation, and amortization, adjusted for net income before the effect of interest expense, taxes, depreciation, and amortization attributable to eliminated one-time deconversions, acquisitions and divestitures, the VEDIP program expense, and the gain on sale of assets, net. Free cash flow is defined as net cash from operating activities, less capitalized expenditures, internal use software, and capitalized software, plus proceeds from the sale of assets. ROIC is defined as net income divided by average invested capital, which is the average of beginning and ending long-term debt and stockholders’ equity for a given period. Management believes that non-GAAP EBITDA is an important measure of the Company’s overall operating performance and excludes certain costs and other transactions that management deems one time or non-operational in nature; free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions; and ROIC is a measure of the Company’s allocation efficiency and effectiveness of its invested capital. For these reasons, management also uses these non-GAAP financial measures in its assessment and management of the Company's performance.
Non-GAAP financial measures used by the Company may not be comparable to similarly titled non-GAAP measures used by other companies. Non-GAAP financial measures have no standardized meaning prescribed by GAAP and therefore, are unlikely to be comparable with calculations of similar measures for other companies.
Any non-GAAP financial measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP measures. Reconciliations of the non-GAAP financial measures to related GAAP measures are included.

12

About Jack Henry & Associates, Inc.®	Quarterly Conference Call
Jack HenryTM (Nasdaq: JKHY) is a well-rounded financial technology company that strengthens connections between financial institutions and the people and businesses they serve. We are an S&P 500 company that prioritizes openness, collaboration, and user centricity — offering banks and credit unions a vibrant ecosystem of internally developed modern capabilities as well as the ability to integrate with leading fintechs. For more than 47 years, Jack Henry has provided technology solutions to enable clients to innovate faster, strategically differentiate, and successfully compete while serving the evolving needs of their accountholders. We empower approximately 7,500 clients with people-inspired innovation, personal service, and insight-driven solutions that help reduce the barriers to financial health. Additional information is available at www.jackhenry.com.

The Company will hold a conference call on February 7, 2024, at 7:45 a.m. Central Time, and investors are invited to listen at www.jackhenry.com. A webcast replay will be available approximately one hour after the event at ir.jackhenry.com/corporate-events-and-presentations and will remain available for one year.

Statements made in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, those discussed in the Company's Securities and Exchange Commission filings, including the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading Risk Factors. Any forward-looking statement made in this news release speaks only as of the date of the news release, and the Company expressly disclaims any obligation to publicly update or revise any forward-looking statement, whether because of new information, future events or otherwise.
MEDIA CONTACT
Mark Folk
Corporate Communications
Jack Henry & Associates, Inc.
704-890-5323
MFolk@jackhenry.com

ANALYST CONTACT
Vance Sherard, CFA
Investor Relations
Jack Henry & Associates, Inc.
417-235-6652
VSherard@jackhenry.com

13

Condensed Consolidated Statements of Income (Unaudited)
(In Thousands, except per share data)	Three Months Ended December 31,		% Change	Six Months Ended December 31,		% Change
	2023	2022		2023	2022

REVENUE	$545,701	$505,314	8.0%	$1,117,069	$1,034,516	8.0%

Cost of Revenue	320,979	304,589	5.4%	643,981	602,849	6.8%
Research and Development	35,478	36,561	(3.0)%	72,370	69,554	4.0%
Selling, General, and Administrative	70,277	56,788	23.8%	149,051	114,013	30.7%
EXPENSES	426,734	397,938	7.2%	865,402	786,416	10.0%

OPERATING INCOME	118,967	107,376	10.8%	251,667	248,100	1.4%

Interest income	5,121	1,240	313.0%	9,866	1,392	608.8%
Interest expense	(3,865)	(3,406)	13.5%	(8,062)	(4,982)	61.8%
Interest Income (Expense), net	1,256	(2,166)	(158.0)%	1,804	(3,590)	(150.3)%

INCOME BEFORE INCOME TAXES	120,223	105,210	14.3%	253,471	244,510	3.7%

Provision for Income Taxes	28,258	24,435	15.6%	59,827	57,186	4.6%

NET INCOME	$91,965	$80,775	13.9%	$193,644	$187,324	3.4%

Diluted net income per share	$1.26	$1.10		$2.65	$2.56
Diluted weighted average shares outstanding	72,984	73,144		72,999	73,141

Consolidated Balance Sheet Highlights (Unaudited)
(In Thousands)				December 31,		% Change
				2023	2022
Cash and cash equivalents				$26,709	$25,763	3.7%
Receivables				270,551	246,378	9.8%
Total assets				2,753,976	2,578,277	6.8%

Accounts payable and accrued expenses				$207,230	$192,774	7.5%
Current and long-term debt				255,000	275,021	(7.3)%
Deferred revenue				269,200	284,843	(5.5)%
Stockholders' equity				1,724,387	1,510,990	14.1%

14

Calculation of Non-GAAP Earnings Before Income Taxes, Depreciation and Amortization (Non-GAAP EBITDA)
	Three Months Ended December 31,		% Change	Six Months Ended December 31,		% Change
(in thousands)	2023	2022		2023	2022
Net income	$91,965	$80,775		$193,644	$187,324
Net interest	(1,256)	2,166		(1,804)	3,590
Taxes	28,258	24,435		59,827	57,186
Depreciation and amortization	49,896	48,102		99,131	93,712
Less: Net income before interest expense, taxes, depreciation and amortization attributable to eliminated one-time adjustments*	(3,803)	(6,670)		9,000	(16,713)
NON-GAAP EBITDA	$165,060	$148,808	10.9%	$359,798	$325,099	10.7%
*The fiscal second quarter adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions. The fiscal year-to-date period adjustments were for deconversions, the VEDIP program expense, and the acquisition, and were $(7,557), $16,443, and $114, respectively. The prior fiscal second quarter adjustments for net income before interest expense, taxes, depreciation and amortization were for deconversions and the gain on sale of assets, net, and were $5,463 and $1,207, respectively. The prior fiscal year-to-date period adjustments were for deconversions and a gain on sale of assets, net, and were $9,329 and $7,384, respectively.

Calculation of Free Cash Flow (Non-GAAP)				Six Months Ended December 31,
(in thousands)				2023	2022
Net cash from operating activities				$238,672	$190,712
Capitalized expenditures				(24,458)	(17,376)
Internal use software				(2,971)	(1,027)
Proceeds from sale of assets				878	27,885
Capitalized software				(83,408)	(81,046)
FREE CASH FLOW				$128,713	$119,148

Calculation of the Return on Average Shareholders’ Equity				December 31,
(in thousands)				2023	2022
Net income (trailing four quarters)				$372,966	$352,457
Average stockholder's equity (period beginning and ending balances)				1,617,689	1,391,493
RETURN ON AVERAGE SHAREHOLDERS’ EQUITY				23.1%	25.3%

Calculation of Return on Invested Capital (ROIC) (Non-GAAP)				December 31,
(in thousands)				2023	2022
Net income (trailing four quarters)				$372,966	$352,457

Average stockholder's equity (period beginning and ending balances)				1,617,689	1,391,493
Average current maturities of long-term debt (period beginning and ending balances)				11	62
Average long-term debt (period beginning and ending balances)				265,000	257,513
Average invested capital				$1,882,700	$1,649,068

ROIC				19.8%	21.4%

15